Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated January 30, 2015 (including amendments thereto) with respect to the Common Stock of Atlantic Power Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  January 30, 2015

THE MANGROVE PARTNERS MASTER FUND, LTD.

By:	MANGROVE PARTNERS
the Investment Manager

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MP OPPORTUNITYCO 1, LLC

By:	MANGROVE CAPITAL
as Managing Member

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

THE MANGROVE PARTNERS FUND, L.P.

By:	MANGROVE CAPITAL
as General Partner

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE PARTNERS FUND (CAYMAN), LTD.

By:	MANGROVE PARTNERS
the Investment Manager

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE PARTNERS

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE CAPITAL

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

/s/ Nathaniel August
NATHANIEL AUGUST